Exhibit(n)(4)

                             SCUDDER MUNICIPAL TRUST
                                  (the "Fund")

                              PLAN WITH RESPECT TO
                        SCUDDER HIGH YIELD TAX FREE FUND
                                 (the "Series")

                             PURSUANT TO RULE 18f-3
                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                The Amended Plan


         WHEREAS, the investment company adopting this Amended
Multi-Distribution System Plan (the "Fund") is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, Scudder Kemper Investments, Inc. serves as investment adviser and Kemper Distributors, Inc. or Scudder Investor Services, Inc. serves as principal underwriter for the Fund;

         WHEREAS, the Fund has a non-Rule 12b-1 administrative services agreement providing for a service fee at an annual rate of up to .25% of average daily net assets;

         WHEREAS, the Fund has established a Multi-Distribution System with respect to certain series of its shares enabling the series, as more fully reflected in its prospectus, to offer investors the option of purchasing shares
(a) with a front-end sales load (which may vary among Funds) and a service fee ("Class A shares"); (b) without a front-end sales load, but subject to a contingent deferred sales charge ("CDSC") (which may vary among Funds), a Rule 12b-1 plan providing for a distribution fee, and a service fee ("Class B shares"); (c) without a front-end sales load, but subject to a CDSC (which may vary among Funds), a Rule 12b-1 Plan providing for a distribution fee, and a service fee ("Class C shares"); (d) without a front-end load, a CDSC, a distribution fee or a service fee ("Class S shares"); and (e) without a front-end load, a CDSC, a distribution fee or a service fee and with a different account size requirement ("AARP shares").

         WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment companies adopt a written plan setting forth the separate arrangement and expense allocation, attached hereto as Schedule A, of each class and any related conversion features or exchange privileges;

         NOW, THEREFORE, the Fund, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Amended Multi-Distribution System Plan with respect to all or certain series of its shares, as follows:

         1. Each class of shares will represent interests in the same portfolio of investments of the Fund (or series), and be identical in all respects to each other class, except as set forth below. The only differences among the various classes of shares of the Fund (or series) will relate solely to: (a) different distribution fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Rule 12b-1 Plan (including obtaining shareholder approval of such Rule 12b-1 Plan or any amendment thereto) which will be borne solely by shareholders of such classes; (b) different service fees; (c) different shareholder servicing fees; (d) different account minimum; (e) different class expenses, which will be limited to the following expenses determined by the Fund board to be attributable to a specific class of shares: (i) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class and related matters that differ between classes; (ii) Securities and Exchange Commission registration fees incurred by a specific class; (iii) litigation or other legal expenses relating to a specific class; (iv) board member fees or expenses incurred as a result of issues relating to a specific class; (v) accounting expenses relating to a specific class; and (vi) transfer agency fees attributable to a certain class; (e) the voting rights related to any Rule 12b-1 Plan affecting a specific class of shares; (f) conversion features; (g) exchange privileges; and (h) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of the Fund (or a series) shall be so applied upon approval by a majority of the members of the Fund's board, including a majority of the board members who are not interested persons of the Fund.

         2. Under the Multi-Distribution System, certain expenses may be attributable to the Fund, but not to a particular series or class thereof. All such expenses will be borne by each class on the basis of the relative aggregate net assets of the classes, except that, if the Fund has series, expenses will first be allocated among series, based upon their relative aggregate net assets. Expenses that are attributable to a particular series, but not to a particular class thereof, will be borne by each class of that series on the basis of the relative aggregate net assets of the classes. Notwithstanding the foregoing, the underwriter, the investment manager or other provider of services to the Fund may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act.

         A class of shares may be permitted to bear expenses that are directly attributable to that class including: (a) any distribution fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Rule 12b-1 Plan (including obtaining shareholder approval of such Rule 12b-1 Plan or any amendment thereto); (b) any service fees attributable to such class; (c) any shareholder servicing fees attributable to such class; and (d) any class expenses determined by the Fund board to be attributable to such class.

         3. After a shareholder's Class B shares have been outstanding for six years, they will automatically convert to Class A shares of the Fund (or series) at the relative net asset values of the two classes and will thereafter not be subject to a Rule 12b-1 Plan; provided, however, that any Class B Shares issued in exchange for shares originally classified as Initial Shares of Kemper Portfolios, formerly known as Kemper Investment Portfolios ("KP"), whether in connection with a reorganization with a series of KP or otherwise, shall convert to Class A shares seven years



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

after issuance of such Initial Shares if such Initial Shares were issued prior to February 1, 1991. Class B shares issued upon reinvestment of income and capital gain dividends and other distributions will be converted to Class A shares on a pro rata basis with the Class B shares.

         4. Upon the direction of a holder of Class S shares or Class AARP shares of the Series, such shares will be converted to AARP shares or Class S shares of the Series, respectively, at the relative net asset values of the two classes.

         5. Any conversion of shares of one class to shares of another class is subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of counsel to the effect that the conversion of shares does not constitute a taxable event under federal income tax law. Any such conversion may be suspended if such a ruling or opinion is no longer available.

         6. To the extent exchanges are permitted, shares of any class of the Fund (or series) will be exchangeable with shares of the same class of another Fund (or series), or with money market fund shares as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act. For purposes of calculating the time period remaining on the conversion of Class B shares to Class A shares, Class B shares received on exchange retain their original purchase date.

         7. Dividends paid by the Fund (or series) as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount; except that any distribution fees, service fees, shareholder servicing fees and class expenses allocated to a class will be borne exclusively by that class.

         8. Any distribution arrangement of the Fund, including distribution fees, front-end sales loads and CDSCs, will comply with Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

         9. All material amendments to this Plan must be approved by a majority of the members of the Fund's board, including a majority of the board members who are not interested persons, as defined in the 1940 Act, of the Fund.

         Any open-end investment company may establish a Multi-Distribution System and adopt this Amended Multi-Distribution System Plan by approval of a majority of the members of any such company's governing board, including a majority of the board members who are not interested persons of such company.

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

               Schedule to Amended Multi-Distribution System Plan
                          Allocation of Class Expenses

Class A Shares

1.       Transfer agent fees attributable to Class A Shares;

2. Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class A Shares;

3. Registration fees (other than State registration fees imposed on a Fund-wide basis and Securities and Exchange Commission registration
         Fees) for Class A Shares;

4. The expense of administrative personnel and services as required to support the shareholders of Class A Shares;

5. Litigation or other legal expenses and audit or other accounting expenses relating solely to Class A Shares;

6. Trustees' fees incurred as a result of issues relating solely to Class A Shares;

7. Shareholder or Trustees' meeting costs that relate solely to Class S Shares; and

8. Any expenses incurred as a result of being an Underlying Fund of Scudder Pathway Series under the Special Servicing Agreement dated November 15, 1996 attributable to Class A Shares.

Class B Shares

1.       Transfer agent fees attributable to Class B Shares;

2. Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class B Shares;

3. Registration fees (other than State registration fees imposed on a Fund-wide basis and Securities and Exchange Commission registration
         Fees) for Class B Shares;

4. The expense of administrative personnel and services as required to support the shareholders of Class B Shares;

5. Litigation or other legal expenses and audit or other accounting expenses relating solely to Class B Shares;

6. Trustees' fees incurred as a result of issues relating solely to Class B Shares;

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

7. Shareholder or Trustees' meeting costs that relate solely to Class B Shares; and

8. Any expenses incurred as a result of being an Underlying Fund of Scudder Pathway Series under the Special Servicing Agreement dated November 15, 1996 attributable to Class B Shares.

Class C Shares

1.       Transfer agent fees attributable to Class C Shares;

2. Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class C Shares;

3. Registration fees (other than State registration fees imposed on a Fund-wide basis and Securities and Exchange Commission registration
         Fees) for Class C Shares;

4. The expense of administrative personnel and services as required to support the shareholders of Class C Shares;

5. Litigation or other legal expenses and audit or other accounting expenses relating solely to Class C Shares;

6. Trustees' fees incurred as a result of issues relating solely to Class C Shares;

7. Shareholder or Trustees' meeting costs that relate solely to Class C Shares; and

8. Any expenses incurred as a result of being an Underlying Fund of Scudder Pathway Series under the Special Servicing Agreement dated November 15, 1996 attributable to Class C Shares.

AARP Shares

1.       Transfer agent fees attributable to Class AARP Shares;

2. Printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current holders of Class AARP Shares;

3. Registration fees (other than State registration fees imposed on a Fund-wide basis and Securities and Exchange Commission registration
         Fees) for Class AARP Shares;

4. The expense of administrative personnel and services as required to support the shareholders of Class AARP Shares;



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

5. Litigation or other legal expenses and audit or other accounting expenses relating solely to Class AARP Shares;

6. Trustees' fees incurred as a result of issues relating solely to Class AARP Shares;

7. Shareholder or Trustees' meeting costs that relate solely to Class AARP Shares; and

8. Any expenses incurred as a result of being an Underlying Fund of Scudder Pathway Series under the Special Servicing Agreement dated November 15, 1996 attributable to Class AARP Shares.


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